                                                             Exhibit 3.1

                              Secretary of State

                                 [letterhead]


                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that NORTHERN RADIO NETWORK CORP. did on February 20, 1998, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on February 23, 1998.


                         /s/ Dean Heller
        [seal]

                         Secretary of State


                         /s/ illegible


                         Certification Clerk

        [stamp: FILED
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
       STATE OF NEVADA

         FEB 20 1998

         NO. C3538-98
        /S/ Dean Heller
DEAN HELLER,SECRETARY OF STATE]


                           ARTICLES OF INCORPORATION

                                      OF

                          NORTHERN RADIO NETWORK CORP.

    The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts Articles of Incorporation as follows:

    First:  The name of the corporation is:

                          NORTHERN RADIO NETWORK CORP.

    Second: The resident office of this corporation is at 1100 East William St., Suite 207, Carson City, NV. The mailing address of this corporation is P.O. Box 3679, Carson City, NV 89702. The name of the resident agent, located at the office address is GKL STATUTORY AGENT & FILING SERVICES, INC.

    Third: The purposes for which this corporation is organized are as follows:

    To own and operate a radio station and media properties.
    The corporation is authorized to carry on any lawful business or enterprise.

    Fourth: The amount of total authorized capital stock of this corporation is 15 million shares all of which is with a par value of .001, of which 10 million are designated Common and 5 million are designated Preferred. Such shares are non-assessable.

    Fifth: The initial member(s) of the governing board shall be designated as director(s), and shall have one member(s). The name(s) and address(es) of the member(s) of the first board of directors are as follows:

    Mark Thomas
    1491 M-32 West
    Alpena, MI 49787

    Sixth: Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provisions does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law of the payment of dividends in violation of NRS 78.300.

    Seventh:  The name and address of the incorporator is:

    Jody V. Crowley
    283 Washington Avenue
    Albany, New York 12206

     Eighth:  The period of existence of this corporation shall be perpetual.

     Nine: The Articles of Incorporation may be amended as deemed necessary by a vote of a majority of all shareholders at either a meeting held upon proper and lawful notice, or by written ballot.

     Tenth: In any election participated in by the shareholders, each shareholder, shall have one vote for each share of stock owned, either in person, by written ballot or by proxy, as provided by law.

     IN WITNESS WHEREOF, THE UNDERSIGNED, Jody V. Crowley, for the purpose of forming a corporation under the laws of the State of Nevada, does subscribe these article and certifies that the facts stated herein are true, and accordingly signs these articles, this 12 day of February, 1998.

     Incorporator:

     /s/ Jody V. Crowley
     ----------------------------------
     Jody V. Crowley

              *******************************************************

     State of New York:

     County of Albany:                            ss:

     On this 12th day of February, 1998, Jody V. Crowley personally appeared before me, a notary public, and executed the above instrument.


     /s/ Rosanne M. Rappazzo
     ----------------------------------
     Rosanne M. Rappazzo
     Notary Public, State of New York
     No. 01RA5047226
     Qualified in Albany County
     Commission Expires July 31, 1999

     [stamp]

                                                      [stamp: FILED
                                                  IN THE OFFICE OF THE
                                                SECRETARY OF STATE OF THE
                                                     STATE OF NEVADA

                                                       FEB 20 1998

                                                       NO. C3538-98
                                                      /s/ Dean Heller
                                              DEAN HELLER, SECRETARY OF STATE]


                          CERTIFICATE OF ACCEPTANCE

                       OF APPOINTMENT BY RESIDENT AGENT


     GKL STATUTORY & FILING SERVICES, INC., hereby certifies that on February 20, 1998, accepted appointment as Resident Agent for the Corporation, in accordance with Section 78.090, NRS 1957.

     IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of February, 1998.


     /s/ Gregory K. Lee
     ---------------------------------------------------
     GKL STATUTORY AGENT & FILING SERVICES, INC.
     BY:  Gregory K. Lee